UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 20, 2007
Date of Report (date of earliest event reported)

Sigma Designs, Inc.
(Exact name of registrant as specified in its charter)

California	000-15116	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1221 California Circle Milpitas, California 95035
(Address of principal executive offices)

(408) 262-9003
(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01 Other Events.

Sigma Designs, Inc. (the “Company”) received a letter dated February 20, 2007 from The Nasdaq Stock Market stating that the Nasdaq Listing and Hearing Review Council (the “Listing Council”) has called for review the January 3, 2007 decision of the Nasdaq Listing Qualifications Panel (the “Panel”) regarding the Company and has also determined to stay the January 3, 2007 decision and any future Panel determinations to suspend the Company’s securities from trading, pending further action by the Listing Council.

As previously disclosed, the Panel’s January 3, 2007 decision conditioned the Company’s continued listing on The Nasdaq Stock Market on the Company’s (1) submission on or about January 24, 2007 of additional information regarding the Company’s internal review of its historical stock option practices and related accounting matters and (2) filing on or before March 14, 2007 of its quarterly reports on Form 10-Q for the quarters ended July 29, 2006 and October 28, 2006 and any required restatements of its prior financial statements.

During the stay, the Company’s shares will remain listed on The Nasdaq Stock Market. The Listing Council has informed the Company that it has until May 4, 2007 to submit any additional information that it wishes the Listing Council to consider in its review.

There can be no assurance that the Company will be able to comply with any requirements that may result from such further Listing Council action or that the Company’s shares will remain listed on The Nasdaq Stock Market.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 01, 2007		SIGMA DESIGNS, INC.

	By:	/s/ MARK KENT
Mark Kent Chief Financial Officer and Secretary (Principal Financial Officer and Accounting Officer)